Jody M. Walker
             7841 South Garfield Way
          Littleton, Colorado 80122
          Telephone (303) 850-7637
          Facsimile (303) 220-9902

October 29, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2 OF VILLAGE VI ACQUISITION CORPORATION
AND ANY AMENDMENTS.

I am securities counsel for the above mentioned
Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form
SB-2 and any amendments for Village VI.

It is my opinion that the securities of Village
VI Acquisition Corporation and those which are registered with the Securities and Exchange
Commission pursuant to Form SB-2 Registration
Statement of Village VI Acquisition Corporation have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Yours very truly,



/s/Jody M. Walker

Jody M. Walker